Structured Asset Trust Unit Repackagings (Saturns)
AIG Capital Security Backed
Series 2002-11
A Units CUSIP NO.
804105203
B Units CUSIP NO. 804105AA2
Distribution Date December 1, 2011
Bank of America National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Beginning Principal
Amount
Principal Payment
Ending Principal
Amount
Fixed Rate Day Count
Fixed Interest
Amount Due
Aggregate Interest
Due and Unpaid
Total Distribution
A Units $39,332,000.00 $0.00 $39,332,000.00 6.000% 180/360 $ 1,179,960.00 $0.00 $1,179,960.00
B Units $39,332,000.00 $0.00 $39,332,000.00 1.539% 180/360 $ 302,659.74 $0.00 $302,659.74
Additional Information
$0.00
$0.00
$3,750.00
$2,346.46
Underlying Security
AMERICAN GEN INSTL A 7.570% 12/01/45
June/December
Cusip 02637VAA6
$39,332,000.00
7.57000%
$1,488,716.20
Cusip Moody's S & P Moody's Date S & P Date
804105203 Aa1 AA Baa2 1/14/2011 BBB- 1/19/2011
804105AA2
Aa1 AA Baa2 1/14/2011 BBB- 1/19/2011
Underlying Security
Aa1 AA Baa2 1/12/2011 BBB- 1/14/2011
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Current Ratings
Interest Payment Received
Swap Counterparty Payment Amount to Trustee
Trustee Payment to Swap Counterparty
To the Holders of:
Original Ratings
Trustee Fees
Expense Account Deposit
Current Principal Balance
Annual Coupon Rate (Fixed)
Payment Dates